EXHIBIT 3.1

                     ARTICLES OF INCORPORATION, AS AMENDED


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DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299
(775) 684-5708
WEBSITE: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.380)                                FILED #c3800-04
                                                          May 19, 2004
                                                        In the Office of
                                                 Dean Heller, Secretary of State


                                                 ABOVE SPACE FOR OFFICE USE ONLY

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
               (PURSUANT TO NRS 78.380 - BEFORE ISSUANCE OF STOCK)

1.       Name of corporation:

         Patch Energy Inc.

2. The articles have been amended as follows (provide article numbers, if available):

         Article I

         The name of the corporation is Patch International Inc. (the "Corporation").

         Article II

         The amount of total authorized capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class of series within each class of capital stock of the Corporation.

3. The undersigned declare that they constitute AT LEAST TWO-THIRDS OF THE INCORPORATORS [ ], or of the BOARD OF DIRECTORS [X] (check one box only)

4.       Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.       Signatures*:

                                                 /s/ DAVID STADNYK
---------------------------------               --------------------------------
         Signature                                           Signature

*If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.  SEE ATTACHED FEE
SCHEDULE.




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                            ARTICLES OF INCORPORATION

                                       OF

                                PATCH ENERGY INC.


                                    ARTICLE I


         The name of the corporation is Patch Energy Inc. (the "Corporation").


                                   ARTICLE II

         The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                   ARTICLE III

         The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successors are duly elected and qualified is as follows:

NAME                            ADDRESS

David Stadnyk                   666 Burrard Street, Suite 1220
                                Vancouver, B.C.  V6C 2X8
                                CANADA

Winston Cabell                  666 Burrard Street, Suite 1220
                                Vancouver, B.C.  V6C 2X8
                                CANADA


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                                   ARTICLE IV

         The name and address of the incorporator of the Corporation is Fay M. Matsukage, 455 Sherman Street, Suite 300, Denver, Colorado 80203.

                                    ARTICLE V

         To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.138), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

                                   ARTICLE VI

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE VII

         The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                  ARTICLE VIII

         Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.



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                                   ARTICLE IX

         The initial resident agent of the Corporation shall be Paracorp Incorporated, whose street address is 318 N. Carson Street, #208, Carson City, Nevada 89701.

                                    ARTICLE X

         The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation. Additionally, the provisions of NRS 78.411 to 78.444 inclusive, shall not apply to the Corporation.

                                   ARTICLE XI

         The purposes for which the Corporation is organized and its powers are as follows:

         To engage in all lawful business; and

         To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE XII

         A majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

                                  ARTICLE XIII

         The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.




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         IN WITNESS  WHEREOF,  the undersigned  incorporator  has executed these
Articles of Incorporation this 9th day of February, 2004.


                               By /s/ FAY M. MATSUKAGE
                                 ---------------------------------------
                                 Fay M. Matsukage
                                 Incorporator


















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